Exhibit 99


                       [Commonwealth Bancorp, Inc. Logo]





For release:   IMMEDIATELY

Contact:  Charles M. Johnston, Chief Financial Officer
          Commonwealth Bancorp, Inc.
          (610) 313-2189

            COMMONWEALTH BANCORP, INC. DECLARES CASH DIVIDEND

Norristown, PA, December 19, 2000 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its Board of Directors has declared a cash dividend of $0.11 per share of common stock. The dividend is payable on January 12, 2001, to shareholders of record at the close of business on December 29, 2000.

Commonwealth Bancorp, Inc., with consolidated assets of $1.8 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland and New Jersey.




















COMMONWEALTH BANCORP, INC.
Mailing Address:  PO Box 2100, Valley Forge, PA 19482-2100
Shipping Address: 2 West Lafayette Street, Norristown, PA 19401-4758
                  610-313-1600